UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934 (Amendment No. )

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HAWAIIAN ELECTRIC INDUSTRIES, INC.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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Transaction Update June 2015

Forward-Looking Statements This presentation and other presentations made by Hawaiian Electric Industries, Inc. (HEI) and Hawaiian Electric Company, Inc. (Hawaiian Electric) and their subsidiaries contain “forward-looking statements,” which include statements that are predictive in nature, depend upon or refer to future events or conditions, and usually include words such as “expects,” “anticipates,” “intends,” “plans,” “believes,” “predicts,” “estimates” or similar expressions. In addition, any statements concerning future financial performance, ongoing business strategies or prospects or possible future actions are also forward-looking statements. Forward-looking statements are based on current expectations and projections about future events and are subject to risks, uncertainties and the accuracy of assumptions concerning HEI and its subsidiaries (collectively, the Company), the performance of the industries in which they do business and economic and market factors, among other things. These forward-looking statements are not guarantees of future performance. Risks, uncertainties and other important factors that could cause actual results to differ materially from those described in forward- looking statements and from historical results include, but are not limited to, the following: • the successful and timely completion of the proposed Merger with NextEra Energy, Inc. (NEE), which could be materially and adversely affected by, among other things, resolving the litigation brought in connection with the proposed Merger, the timing and terms and conditions of required governmental and regulatory approvals, the ability to obtain the required shareholder approval and the ability to maintain relationships with employees, customers or suppliers, as well as the ability to integrate the businesses; • the ability of ASB to operate successfully after the Spin-Off of its parent ASB Hawaii; • international, national and local economic conditions, including the state of the Hawaii tourism, defense and construction industries, the strength or weakness of the Hawaii and continental U.S. real estate markets (including the fair value and/or the actual performance of collateral underlying loans held by American Savings Bank, F.S.B. (ASB), which could result in higher loan loss provisions and write-offs), decisions concerning the extent of the presence of the federal government and military in Hawaii, the implications and potential impacts of U.S. and foreign capital and credit market conditions and federal, state and international responses to those conditions, and the potential impacts of global developments (including global economic conditions and uncertainties, unrest, ongoing conflicts in North Africa and the Middle East, terrorist acts, potential conflict or crisis with North Korea or Iran, developments in the Ukraine and potential pandemics); • the effects of future actions or inaction of the U.S. government or related agencies, including those related to the U.S. debt ceiling and monetary policy; • weather and natural disasters (e.g., hurricanes, earthquakes, tsunamis, lightning strikes, lava flows and the potential effects of climate change, such as more severe storms and rising sea levels), including their impact on the Company's and Utilities' operations and the economy; • the timing and extent of changes in interest rates and the shape of the yield curve; • the ability of the Company and the Utilities to access the credit and capital markets (e.g., to obtain commercial paper and other short-term and long-term debt financing, including lines of credit, and, in the case of HEI, to issue common stock) under volatile and challenging market conditions, and the cost of such financings, if available; • the risks inherent in changes in the value of the Company’s pension and other retirement plan assets and ASB’s securities available for sale; • changes in laws, regulations, market conditions and other factors that result in changes in assumptions used to calculate retirement benefits costs and funding requirements; • the impact of the Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010 (Dodd-Frank Act) and of the rules and regulations that the Dodd-Frank Act requires to be promulgated; • increasing competition in the banking industry (e.g., increased price competition for deposits, or an outflow of deposits to alternative investments, which may have an adverse impact on ASB’s cost of funds); • the PUC’s potential delay in considering (and potential disapproval of actual or proposed) Hawaii Clean Energy Initiative (HCEI)- related costs; reliance by the Utilities on outside parties such as the state, independent power producers (IPPs) and developers; potential changes in political support for the HCEI; and uncertainties surrounding wind power, proposed undersea cables, biofuels, environmental assessments and the impacts of implementation of the HCEI on future costs of electricity); • the ability of the Utilities to develop, implement and recover the costs of implementing the Utilities’ action plans and business model changes that are being developed in response to the four orders that the Public Utilities Commission of the State of Hawaii (PUC) issued in April 2014, in which the PUC: directed the Utilities to develop, among other things, Power Supply Improvement Plans, a Demand Response Portfolio Plan and a Distributed Generation Interconnection Plan; described the PUC’s inclinations on the future of Hawaii’s electric utilities and the vision, business strategies and regulatory policy changes required to align the Utilities’ business model with customer interests and the state’s public policy goals; and emphasized the need to “leap ahead” of other states in creating a 21st century generation system and modern transmission and distribution grids; • capacity and supply constraints or difficulties, especially if generating units (utility-owned or IPP-owned) fail or measures such as demand-side management (DSM), distributed generation, combined heat and power or other firm capacity supply-side resources fall short of achieving their forecasted benefits or are otherwise insufficient to reduce or meet peak demand; • fuel oil price changes, delivery of adequate fuel by suppliers and the continued availability to the electric utilities of their energy cost adjustment clauses (ECACs); • the continued availability to the electric utilities of other cost recovery mechanisms, including the purchased power adjustment clauses (PPACs), rate adjustment mechanisms (RAMs) and pension and postretirement benefits other than pensions (OPEB) tracking mechanisms, and the continued decoupling of revenues from sales to mitigate the effects of declining kilowatthour sales; • the impact of fuel price volatility on customer satisfaction and political and regulatory support for the Utilities; • the risks associated with increasing reliance on renewable energy, including the availability and cost of non-fossil fuel supplies for renewable energy generation and the operational impacts of adding intermittent sources of renewable energy to the electric grid; • the growing risk that energy production from renewable generating resources may be curtailed and the interconnection of additional resources will be constrained as more generating resources are added to the Utilities' electric systems and as customers reduce their energy usage; • the ability of IPPs to deliver the firm capacity anticipated in their power purchase agreements (PPAs); • the ability of the Utilities to negotiate, periodically, favorable agreements for significant resources such as fuel supply contracts and collective bargaining agreements; • new technological developments that could affect the operations and prospects of HEI and ASB or their competitors; • new technological developments, such as the commercial development of energy storage and microgrids, that could affect the operations of the Utilities; • cyber security risks and the potential for cyber incidents, including potential incidents at HEI, ASB and the Utilities (including at ASB branches and electric utility plants) and incidents at data processing centers they use, to the extent not prevented by intrusion detection and prevention systems, anti-virus software, firewalls and other general information technology controls; • federal, state, county and international governmental and regulatory actions, such as existing, new and changes in laws, rules and regulations applicable to HEI, the Utilities and ASB (including changes in taxation, increases in capital requirements, regulatory policy changes, environmental laws and regulations (including resulting compliance costs and risks of fines and penalties and/or liabilities), the regulation of greenhouse gas (GHG) emissions, governmental fees and assessments (such as Federal Deposit Insurance Corporation assessments), and potential carbon “cap and trade” legislation that may fundamentally alter costs to produce electricity and accelerate the move to renewable generation); • developments in laws, regulations, and policies governing protections for historic, archaeological, and cultural sites, and plant and animal species and habitats, as well as developments in the implementation and enforcement of such laws, regulations, and policies; • discovery of conditions that may be attributable to historical chemical releases, including any necessary investigation and remediation, and any associated enforcement, litigation, or regulatory oversight; • decisions by the PUC in rate cases and other proceedings (including the risks of delays in the timing of decisions, adverse changes in final decisions from interim decisions and the disallowance of project costs as a result of adverse regulatory audit reports or otherwise); • decisions by the PUC and by other agencies and courts on land use, environmental and other permitting issues (such as required corrective actions, restrictions and penalties that may arise, such as with respect to environmental conditions or renewable portfolio standards (RPS)); • potential enforcement actions by the Office of the Comptroller of the Currency (OCC), the Federal Reserve Board (FRB), the Federal Deposit Insurance Corporation (FDIC) and/or other governmental authorities (such as consent orders, required corrective actions, restrictions and penalties that may arise, for example, with respect to compliance deficiencies under existing or new banking and consumer protection laws and regulations or with respect to capital adequacy); • the ability of the Utilities to recover increasing costs and earn a reasonable return on capital investments not covered by RAMs; • the risks associated with the geographic concentration of HEI’s businesses and ASB’s loans, ASB’s concentration in a single product type (i.e., first mortgages) and ASB’s significant credit relationships (i.e., concentrations of large loans and/or credit lines with certain customers); • changes in accounting principles applicable to HEI, the Utilities and ASB, including the adoption of new U.S. accounting standards, the potential discontinuance of regulatory accounting and the effects of potentially required consolidation of variable interest entities (VIEs) or required capital lease accounting for PPAs with IPPs; • changes by securities rating agencies in their ratings of the securities of HEI and Hawaiian Electric and the results of financing efforts; • faster than expected loan prepayments that can cause an acceleration of the amortization of premiums on loans and investments and the impairment of mortgage-servicing assets of ASB; • changes in ASB’s loan portfolio credit profile and asset quality which may increase or decrease the required level of provision for loan losses, allowance for loan losses and charge-offs; • changes in ASB’s deposit cost or mix which may have an adverse impact on ASB’s cost of funds; • the final outcome of tax positions taken by HEI, the Utilities and ASB; • the risks of suffering losses and incurring liabilities that are uninsured (e.g., damages to the Utilities’ transmission and distribution system and losses from business interruption) or underinsured (e.g., losses not covered as a result of insurance deductibles or other exclusions or exceeding policy limits); and • other risks or uncertainties described elsewhere in this presentation and in other reports previously and subsequently filed by HEI and/or Hawaiian Electric with the Securities and Exchange Commission (SEC). Forward-looking statements speak only as of the date of the report, presentation or filing in which they are made. Except to the extent required by the federal securities laws, HEI, Hawaiian Electric, ASB and their subsidiaries undertake no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise. 2

Board Recommendation HEI Board recommends a vote FOR the transaction Special Meeting: June 10th, 2015 @ 10:00am 1001 Bishop Street - Suite #805 Honolulu, HI 96813 Proxy Materials sent to all HEI shareholders How to vote: A Proxy via the Internet www.proxyvote.com Automated phone voting system 1-800-454-8683 DF King operator assisted vote 1-866-853-1834 Signing & Returning the Voter Information Card to your broker Important contact numbers for HEI Shareholder Services (808) 532-5841 Investor Relations (808) 543-7300 3

Merging with NextEra Energy Inc. (“NextEra”) concurrently with spin-off of ASB Hawaii HEI will be a wholly owned subsidiary of NextEra For each share of HEI, HEI shareholders will receive: 0.2413 shares of NEE (tax-free) $0.50 special dividend Spun-off under ASB Hawaii, Inc. concurrently with HEI merger into NextEra Listed as an independent publicly traded bank on the NYSE HEI shareholders will receive 1/3 share of ASB for every 1 share of HEI (tax-free) Transaction Summary 4

Transaction Summary (Cont'd)

Transaction Considerations

- HEI shareholders to receive NextEra Energy common stock, shares in ASB, and a one-time cash dividend
- Stock components expected to be tax free to HEI shareholders

Total Value to HEI Shareholders

- **Total value to HEI shareholders of approximately $33.19 per share**
  - $24.69 per share in NextEra Energy common stock, based on a fixed exchange ratio of 0.2413 as of 5/29/2015
  - $0.50 per share HEI special cash dividend
  - $8.00[1] per share current estimated value of ASB
- **New ASB shareholders to receive additional value through ASB tax basis step-up (estimated value over time of up to $1.60 per share)**

Structure

- Hawaiian Electric name to continue and HQ to remain in Honolulu
- Hawaiian Electric would become NextEra Energy's third principal business, alongside Florida Power & Light Company and NextEra Energy Resources
- ASB Hawaii to be independent publicly traded company, contingent on closing of NextEra Energy-HEI transaction
- Committed to establish a local Hawaiian Electric advisory board
- Will maintain a local management team

Approvals

- Transaction approvals required include HEI shareholder vote and regulatory approvals / clearances (Hawaii Public Utilities Commission, Federal Energy Regulatory Commission and federal banking regulators, and SEC registration and Hart-Scott-Rodino anti-trust clearances)

1) Median of six equity research analyst estimates as of 5/29/2015; excludes benefits of Durbin recapture and DTA

HEI

5

Share breakdown 6 6

Dividend Impact NextEra Energy has a strong record of growing share value and dividends to shareholders Poised for continued growth A leading bank in Hawai’i with solid profitability and a history of high performance Intends to pay attractive dividends that are expected to grow over time 7

Dividend Breakdown 8

HEI, NextEra Energy and ASB Transaction Update Key Milestones* Status NextEra Energy (NEE) SEC Form S-4 in connection with proposed merger Filed January 8, 2015 NEE and HEI joint Hawaii Public Utilities Commission (PUC) Application for Merger Approval Docket No. 2015-0022 filed January 29, 2015 HEI Federal Energy Regulatory Commission (FERC) Application for Merger Approval Filed January 29, 2015 Approved March 30, 2015 HEI submitted letter to Federal Reserve Board (FRB) requesting deregistration as a Savings & Loan Holding Company (SLHC) Submitted February 1, 2015 ASB Hawaii SEC Form 10 for Bank Spin Off Filed March 30, 2015 HEI special shareholder meeting for merger approval May 12, 2015 (adjourned) June 10, 2015 (reconvene) Hart-Scott Rodino Act filing TBD * Other regulatory approvals/consents includes the Federal Communications Commission (FCC) approval of the transfer of certain FCC licenses. 9

Why Hawai‘i and Why Hawaiian Electric? Clean energy transformation Hawai‘i’s reliance on oil and prolific natural resources creates tremendous opportunity to provide value for customers Postcard from the future Hawaiian Electric is addressing unprecedented renewable integration challenges Ability to make a difference NextEra Energy’s strengths complement Hawaiian Electric’s and can add value to Hawai‘i’s energy industry NextEra Energy wants to help Hawaiian Electric achieve a more affordable clean energy future for Hawai‘i 10

What are the Benefits for Hawai‘i? Clean, Reliable, Affordable Energy for Customers NextEra Energy is supportive of Hawaiian Electric’s plans and goals We welcome stakeholder input Together we can do more to accelerate and deepen this transformation Commitment to Hawai‘i and Local Communities Hawaiian Electric name to continue and HQ to remain in Honolulu Committed to establish a local Hawaiian Electric advisory board Will maintain overall current level of corporate giving Industry-Leading Partner for the State of Hawai‘i Top-tier technical, managerial and financial capabilities Winner of numerous industry awards for excellence Commitment to doing business the right way Respect and Opportunities for Employees No involuntary workforce reductions for at least two years after close All of Hawaiian Electric’s union labor agreements will be honored Expanded opportunities for employees as part of the combined company 11

NextEra Energy’s Strengths Accelerate Hawaiian Electric’s Clean Energy Transformation Achieve Industry-Leading Levels of Renewables Transition Generation Portfolio to Cleaner Fuel Sources, including Renewables and LNG Modernize T&D Grid by Developing and Installing New Physical Infrastructure and Technology Cost-Effective Clean Energy Portfolio that Lowers and Stabilizes Customer Bills Proven Track Record of Reducing Oil Dependence, Improving Fuel Efficiency and Lowering Emissions Industry-Leading Operational Performance Operational Excellence has Supported Low Customer Bills North American Leader in Clean Energy Generation NextEra Energy’s Strengths Hawaiian Electric’s Goals Strong Balance Sheet and Experience Executing Large Capital Projects Meeting Customers’ Changing Energy Needs Will Require Extensive Capital Infusion 12

NEE Has Been a Sustained Growth Story Source: NEE Investor Conference 3/11/2015 13

NEE’s Track Record of Generating Shareholder Value Source: NEE Investor Conference 3/11/2015 14

As New NEE Shareholders, HEI Shareholders are buying into a Growth Stock Source: SNL Financial 5/29/2015 15

Overview of the Bank Separation Company Benefits to Hawaiian Electric Industries Shareholders Spinoff Company: ASB Hawaii, Inc., parent company of American Savings Bank, FSB. Midpoint of recent analysts estimates – $8.00 per share of HEI¹ Additional value creation from the separation: Higher fee income from Durbin recapture Tax basis step-up Enhanced capital management flexibility Transaction Spinoff of ASB Hawaii to current HEI shareholders on a pro rata basis Spinoff is expected to be tax free to shareholders Corporate tax liability to be absorbed by NextEra Energy Exchange Details 1/3 share of ASB for every 1 shares of HEI Timing & Approvals Subject to customary conditions and bank regulatory approval Contingent upon, and immediately prior to, NextEra Energy – HEI combination Calculated based on median of six equity research analyst estimates as of 5/29/2015. Actual value will fluctuate and will depend on market value of the shares of ASB Hawaii at the time of the proposed spinoff and thereafter. 16

Bank Spinoff Unlocks Value for HEI Shareholders

- **Durbin recapture**
  - Prior to July 1, 2013, ASB was exempt from regulatory caps on debit card interchange income under the Durbin Amendment to the Dodd-Frank Act and earned approximately $6 million (after-tax) higher fee income
  - After the spinoff, with consolidated assets below $10 billion, ASB will regain the exemption and recapture the higher fee income levels
- **Step-up in ASB tax basis**
  - Enhances tangible book value through recognition of a deferred tax asset (DTA) estimated at $165 million ($1.60 per share of HEI)[1]
  - Enhances capital ratios as the DTA is progressively recognized in regulatory capital over time. Estimated ~$60 million increase in Tier 1 capital[2] on Day 1
- Dividend payout – ASB will target 30% - 40% dividend payout ratio, subject to regulatory approval, which should enable strong capital position given ASB's current dividend payout to HEI of approximately 70%
- Increased capital management flexibility provides lever to boost EPS growth through share repurchases and balance sheet growth
- New flexibility to pursue attractive strategic opportunities

HEI

1) Estimated tax liability of $1.60/share based on $8.00/share bank value
2) Estimated based on the recognition of deferred tax assets in Common Equity Tier 1 under Basel III at a maximum of 10% of Common Equity Tier 1

17

Bank Valuations Poised to Increase with Rising Interest Rates Source: SNL Financial 5/29/2015 18

Hawaii 2014 Peer Comparison Balance Sheet (in $ billions, as of Dec. 31, 2014) Total Assets 14.8 5.6 4.9 Total Deposits 12.6 4.6 4.1 Total Equity Capital 1.1 0.5 0.6 Full Year 2014 Profitability (%) Net Interest Margin (FTE) 2.85 3.62 3.32 Efficiency Ratio 58.4 66.2 70.4 PTPP ROAA 1.63 1.51 1.14 ROAA 1.14 0.95 0.85 ROAE 15.5 9.6 6.8 Full Year 2014 Credit Quality (%) NPAs/ (Loans+OREO) 0.44 0.85 1.43 Net Chargeoffs/ Avg Loans 0.03 0.01 0.12 Valuation as of May 29, 2015 Market Capitalization (in $ millions) 2,738 739 Price/Tangible Book (x) 2.63 1.51 Price/2016E EPS (x) 15.4 16.7 Source: SNL Financial 5/29/2015 Note: Central Pacific Financial valuation pro forma for $75 million share repurchase (announced March 25, 2015) 19

Forward Looking Statements This document contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements are typically identified by words or phrases such as “may,” “will,” “anticipate,” “estimate,” “expect,” “project,” “intend,” “plan,” “believe,” “predict,” and “target” and other words and terms of similar meaning. Forward-looking statements involve estimates, expectations, projections, goals, forecasts, assumptions, risks and uncertainties. HEI cautions readers that any forward-looking statement is not a guarantee of future performance and that actual results could differ materially from those contained in any forward-looking statement. Such forward-looking statements include, but are not limited to, statements about the anticipated benefits of the proposed merger involving NEE and HEI, including future financial or operating results of NEE or HEI, NEE’s or HEI’s plans, objectives, expectations or intentions, the expected timing of completion of the transaction, the value, as of the completion of the merger or spin-off of HEI’s bank subsidiary or as of any other date in the future, of any consideration to be received in the merger or the spin-off in the form of stock or any other security, and other statements that are not historical facts. Important factors that could cause actual results to differ materially from those indicated by any such forward-looking statements include risks and uncertainties relating to: the risk that HEI may be unable to obtain shareholder approval for the merger or that NEE or HEI may be unable to obtain governmental and regulatory approvals required for the merger or the spin-off, or required governmental and regulatory approvals may delay the merger or the spin-off or result in the imposition of conditions that could cause the parties to abandon the transaction; the risk that a condition to closing of the merger or the completion of the spin-off may not be satisfied; the timing to consummate the proposed merger and the expected timing of the completion of the spin-off; the risk that the businesses will not be integrated successfully; the risk that the cost savings and any other synergies from the transaction, including the value of a potential tax basis step up, may not be fully realized or may take longer to realize than expected; disruption from the transaction making it more difficult to maintain relationships with customers, employees or suppliers; the diversion of management time and attention on merger and spin-off-related issues; general worldwide economic conditions and related uncertainties; the effect and timing of changes in laws or in governmental regulations (including environmental); fluctuations in trading prices of securities and in the financial results of NEE, HEI or any of their subsidiaries; the timing and extent of changes in interest rates, commodity prices and demand and market prices for electricity; and other factors discussed or referred to in the “Risk Factors” section of HEI’s or NEE’s most recent Annual Reports on Form 10-K filed with the Securities and Exchange Commission (the “SEC”). These risks, as well as other risks associated with the merger, are more fully discussed in the definitive proxy statement/prospectus that is included in the Registration Statement on Form S-4 that NEE has filed with the SEC in connection with the merger. Additional risks and uncertainties are identified and discussed in HEI’s reports filed with the SEC and available at the SEC’s website at www.sec.gov. Each forward-looking statement speaks only as of the date of the particular statement and HEI does not undertake any obligation to update or revise its forward-looking statements, whether as a result of new information, future events or otherwise. Additional Information And Where To Find It In connection with the proposed transaction between NEE and HEI, NEE filed with the SEC a registration statement on Form S-4 that includes a definitive proxy statement of HEI and that also constitutes a prospectus of NEE. The registration statement was declared effective by the SEC on March 26, 2015. HEI first mailed the definitive proxy statement/prospectus to its shareholders on March 30, 2015. HEI may also file other documents with the SEC regarding the proposed transaction. INVESTORS AND SECURITY HOLDERS OF HEI ARE URGED TO READ THE DEFINITIVE PROXY STATEMENT/PROSPECTUS AND ANY OTHER RELEVANT DOCUMENTS THAT HAVE BEEN OR WILL BE FILED WITH THE SEC CAREFULLY AND IN THEIR ENTIRETY BECAUSE THEY CONTAIN OR WILL CONTAIN IMPORTANT INFORMATION ABOUT THE PROPOSED TRANSACTION. You may obtain copies of all documents filed with the SEC regarding this transaction, free of charge, at the SEC’s website (www.sec.gov). You may also obtain these documents, free of charge, from HEI’s website (www.hei.com) under the tab “Investor Relations” and then under the heading “SEC Filings.” Additional information about the proposed transaction is available at www.forhawaiisfuture.com.